Exhibit 5.1

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East
& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Baker & McKenzie

ABN 32 266 778 912

AMP Centre

Level 27

50 Bridge Street

Sydney NSW 2000

Australia

P.O. Box R126

Royal Exchange NSW 1223

Australia

Tel: +61 2 9225 0200

Fax: +61 2 9225 1595

DX: 218 SYDNEY

www.bakermckenzie.com

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia**

Buenos Aires

Caracas

Guadalajara

Juarez

Lima

Mexico City

Monterrey

Porto Alegre**

Rio de Janeiro**

Santiago

Sao Paulo**

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Francisco

Toronto

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

May 27, 2015

Sundance Energy Australia Limited

633 17th Street, Suite 1950

Denver, CO  80202

USA

Ladies and Gentleman:

We have acted as Australian counsel to Sundance Energy Australia Limited, an Australian corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed under the U.S. Securities Act of 1933 with the U.S. Securities and Exchange Commission (the “Commission”) for the registration of 25,000,000 of the Company’s ordinary shares, no par value (the “Shares”), issuable pursuant to the Sundance Employee Option Plan and Sundance Energy Australia Limited Restricted Share Units Plan (the “Plans”).

For the purposes of this opinion, we have examined and relied upon copies of the following documents:

(a)                 the Sundance Employee Option Plan; and

(b)                 the Sundance Energy Australia Limited Restricted Share Units Plan.

We have also examined and relied on the constitution of the Company, a copy of the resolutions of the board of directors of the Company dated February 15, 2013, a copy of resolutions of the shareholders of the Company dated November 24, 2006, and a secretary’s certificate of the Company dated May 27, 2015, certifying the accuracy and completeness of the constitution of the Company and the abovementioned resolutions of the board of directors.

In such examination, we have assumed (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original documents of all documents submitted to us as copies (certified or otherwise); (d) the authenticity of the originals of such copies; (e) that all documents submitted to us are true and complete; (f) that resolutions of the directors of the Company that we have relied upon for the purposes of this letter opinion will not be varied or revoked after the date of this

Baker & McKenzie, an Australian Partnership is a member of Baker & McKenzie International, a Swiss Verein letter and that the meetings of the directors of the Company at which the resolutions were considered were properly convened, all directors who attended and voted were entitled to do so, the resolutions were properly passed, and the directors have performed their duties properly and all provisions relating to the declaration of directors’ interests or the power of interested directors were duly observed; (g) the accuracy of any searches obtained from the Australian Securities and Investments Commission in relation to the Company; (h) each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder; and (i) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

Based on the foregoing, and having regard to the legal considerations we deem relevant, we are of the opinion that the Shares covered by the Registration Statement when allotted, issued and delivered in accordance with the provisions of the Plans will be duly authorized, validly issued, fully paid and non-assessable (for the purpose of this opinion, the term “non-assessable”, when used to describe the liability of a person as the registered holder of shares has no clear meaning under the laws of the Commonwealth of Australia, so we have assumed those words to mean that holders of such Shares, having fully paid all amounts due on such Shares, are under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Shares).

The opinions expressed above are limited to the laws of the Commonwealth of Australia and we do not express any opinion as to the effect of any other laws. This opinion letter is limited to the matters stated herein; no opinion may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Baker & McKenzie